Exhibit 10.3

     THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY
       JOHNSTON FAMILY CHARITABLE REMAINDER UNITRUST #3 IN FAVOR OF WELLS
            FARGO BUSINESS CREDIT, INC. DATED AS OF December 7, 2000.

                                 AMENDMENT NO. 1

THIS AMENDMENT NO. 1 (the "Amendment") is made and entered into as of March 16, 2001, by and between JOHNSTON FAMILY CHARITABLE REMAINDER UNITRUST #3, a trust created under a trust agreement dated October 15, 1998 (the "Lender"), and ROYAL PRECISION, INC. (the "Borrower") to that certain REVOLVING SUBORDINATED PROMISSORY NOTE, dated December 7, 2000 (the "Note").

                                    RECITALS

WHEREAS, the parties have determined to modify the Note in the manner hereinafter set forth.

NOW THEREFORE, the parties hereby agree as follows:

Section 1. AMENDMENTS.

     1.1. Section 1.2 is hereby amended in its entirety to read as follows:

     1.2. INTEREST. The Borrower shall pay interest on the unpaid principal balance of all Loans at a rate per annum equal to 13%. All interest payable under this Note or otherwise payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Interest on the unpaid principal balance of each Loan shall be payable on January 30, 2001, monthly thereafter at the end of each calendar month and at the repayment of the unpaid principal balance of such Loan. Notwithstanding the provisions of the first sentence, if the unpaid principal balance has not been repaid in full by May 31, 2001, all unpaid principal shall bear interest at a rate per annum equal to 17% from February 1, 2001 until paid in full.

     1.2. Section 6.1 is hereby amended to read as follows:

          6.1. ACCELERATION. If an Event of Default exists, the outstanding unpaid principal balance of this Note, together with all interest accrued thereon and any unpaid fees, expenses or other amounts due to the Lender under this Note, is immediately due and payable at the Lender's election, without presentment, demand, protest or notice of any kind, all of which are hereby waived. Until the Lender makes such election, interest shall continue to accrue until the earlier of (a) the Lender's demand for payment, in which event the principal and interest shall be due and payable, or (b) three days after approval of this Agreement by the stockholders of the Borrower as outlined in Section 10.10 hereof ("Stockholder Approval"), in which event the Lender has to either elect to convert or demand payment.

     1.3. Section 6.3 is hereby amended to read as follows:

          6.3. OPTION. If all Loans are not paid in full, including all interest due thereon, by the End of the Credit, or earlier if there is an Event of Default, then the Lender shall have the option (the "Option") to convert all or any part of the unpaid Loans and interest thereon into shares of Common Stock of the Borrower (the "Shares") at the rate of one Share for each $1.00 of unpaid principal and interest thereon as of the End of the Credit (the "Exercise Price"). Until Stockholder Approval, the Lender shall only be able to exercise the Option for an amount not to exceed $25,000. After Stockholder Approval, there shall be no restrictions on the exercise of the Option. Exercise of the Option shall be considered payment by the Borrower and thus reduce any outstanding balance owed by the Borrower by the amount of Shares received by the Lender.

     1.4. Section 10.10 is hereby inserted to read as follows:

          10.10. STOCKHOLDER APPROVAL. Unless this Note has been fully paid pursuant to its terms prior thereto, the Borrower agrees to solicit stockholder approval for this Note at the Borrower's annual meeting, or at such earlier time as the Lender may request, but in all events a meeting of stockholders of the Borrower must occur on or prior to September 30, 2001 for the purpose of voting on approving this Note. In the event the Lender requests a stockholder meeting prior to the Borrower's annual meeting, the Lender shall provide notice of such request to the Borrower and the Borrower shall, at its sole cost and expense, take such action as may be necessary to cause a special meeting of the stockholders of the Borrower to be held within 45 days of receipt of such request, or as soon as practical thereafter, to vote on approving this Note.

Section 2. CONTINUING VALIDITY. Except as amended herein, the provisions of the Note shall remain unchanged and in full force and effect. All references to the Note hereafter shall be deemed to mean and refer to the Note, as amended by this Amendment.

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IN WITNESS  WHEREOF,  the parties have  executed  this  Amendment as of the date first above written.

                                        ROYAL PRECISION, INC.


                                        By: /s/ Kevin L. Neill
                                           -------------------------------------
                                           Name: Kevin L. Neill
                                           Title: Chief Financial Officer


                                        JOHNSTON FAMILY CHARITABLE
                                        REMAINDER UNITRUST #3


                                        By: /s/ Richard P. Johnston
                                           -------------------------------------
                                           Name: Richard P. Johnston
                                           Title: Trustee

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